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                                                                      Exhibit 23



                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 (File No. 333-69633) of our report dated February 11, 2000 relating to the financial statements, which appears in the 1999 Annual Report to Shareholders of Convergys Corporation, which is incorporated by reference in Convergys Corporation's Annual Report on Form 10-K for the year ended December 31, 1999. We also consent to the incorporation by reference of our report dated February 11, 2000 relating to the financial statement schedules, which appears in such Annual Report on Form 10-K.



/s/ PricewaterhouseCoopers LLP



Cincinnati, Ohio
July 6, 2000